EXHIBIT 11.1
                       Universal Insurance Holdings, Inc.

             Statement Regarding the Computation of Per Share Income

The following table reconciles the numerator (earnings) and denominator (shares) of the basic and diluted earnings per share computations for net income (loss) for the nine month and three month periods ended September 30, 2001 and 2000.

                                             Nine Months Ended                            Nine Months Ended
                                             September 30, 2001                           September 30, 2000
                                             ------------------                           ------------------
                                    Income                                  Income
                                    Available                               Available
                                    to Common                    Per-Share  to Common                          Per -Share
                                    Stockholders      Shares     Amount     Stockholders       Shares          Amount
                                    ------------      ------     ------     ------------       ------          ------
Net income (loss)                   $(1,394,510)                               $ 16,015
 Less: Preferred stock dividends        (24,976)                                (37,463)
                                       --------                                  ------
Income available to common
  stockholders                       (1,419,486)    14,698,000    $(0.09)       (21,448)     14,780,000        $0.00
                                     ==========     ==========    ======        =======      ==========        =====
     Effect of dilutive securities:

  Stock options and warrants                ---            ---       ---            ---         403,000          ---

  Preferred stock                           ---            ---       ---         37,463         568,000          ---
                                     ----------     ----------    ------        -------      ----------        -----
Income available to common
  stockholders and assumed
  conversion                        $(1,419,486)    14,698,000    $(0.09)      $ 16,015      15,751,000        $0.00
                                     ==========     ==========    ======        =======      ==========        =====

Options and warrants totaling 10,812,276 and 10,334,276 were excluded from the calculation of diluted earnings per share as their effect was anti-dilutive for the nine months ended September 30, 2001 and 2000, respectively.

                                             Nine Months Ended                            Nine Months Ended
                                             September 30, 2001                           September 30, 2000
                                             ------------------                           ------------------
                                    Income                                  Income
                                    Available                               Available
                                    to Common                    Per-Share  to Common                          Per -Share
                                    Stockholders      Shares     Amount     Stockholders       Shares          Amount
                                    ------------      ------     ------     ------------       ------          ------
Net income (loss)                   $(2,409,109)                             $(708,902)
  Less: Preferred stock dividends           ---                                (12,488)
                                     ----------     ----------    ------        -------      ----------        -----
Income (loss) available to common
   stockholders                      (2,409,109)    14,686,000    $(0.16)     (721,380)      14,752,000       $(0.05)
                                     ==========     ==========    ======        =======      ==========        =====

      Effect of dilutive securities:

   Stock options and warrants               ---           ---        ---            ---             ---          ---
   Preferred stock                          ---           ---        ---         12,488         568,000          ---
                                     ----------     ----------    ------        -------      ----------        -----
Income (loss) available to common
  stockholders and assumed
     conversion                     $(2,409,109)    14,686,000    $(0.16)     $(708,902)     15,854,000       $(0.05)
                                     ==========     ==========    ======        =======      ==========        =====

Options and warrants totaling 10,812,276 and 10,737,276 were excluded from the calculation of diluted earnings per share as their effect was anti-dilutive for the three months ended September 30, 2001 and 2000, respectively.